UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 19, 2010

JENNIFER CONVERTIBLES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9681	11-2824646
(Commission File Number)	(IRS Employer Identification No.)

417 Crossways Park Drive, Woodbury, New York	11797
(Address of Principal Executive Offices)	(Zip Code)

(516) 496-1900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On February 19, 2010, we received notice from the staff of the NYSE Amex, LLC (the “Exchange”) informing us that the Exchange intends to strike our common stock from the Exchange by filing a delisting application with the Securities and Exchange Commission (the “SEC”), pursuant to Section 1009(c) of the Exchange Company Guide (the “Company Guide”).

     As previously disclosed in our Quarterly Report on Form 10-Q filed with the SEC on January 12, 2010, on January 7, 2010, the Exchange advised us that we were not in compliance with Section 1003(a)(i) of the Company Guide because our stockholders’ equity was less than $2,000,000 and we had losses from continuing operations and net losses in two of our three most recent fiscal years. Pursuant to Section 1009 of the Company Guide, we were offered the opportunity to submit a plan of compliance by advising the Exchange of actions that we had taken or would take to bring us in compliance by July 7, 2011. We have not yet submitted a plan and on February 17, 2010, we notified the Exchange that we would not be submitting such plan.

     We understand that our stock will cease trading on the Exchange effective as of March 8, 2010. We are taking steps to list the stock for trading on the Over-The-Counter Bulletin Board (the “OTC”) effective as of the opening of business on March 8, 2010. In the event that we are not listed on the OTC by March 8, 2010 we will trade on the Pink Sheets until we are listed.

Item 8.01 Other Events.

     On February 25, 2010, we issued a press release announcing receipt of the letter from the Exchange informing us of our delisting and listing the deficiencies upon which it is based. A copy of the press release, dated February 25, 2010, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 25, 2010.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2010	Jennifer Convertibles, Inc.

	By:	/s/ Harley J. Greenfield
	Name:	Harley J. Greenfield
	Title:	Chief Executive Officer